Exhibit 4.1

Number [xxxx]	Shares [xxxx]

8.125% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST	8.125% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

PennyMac Mortgage Investment Trust A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE LAWS OF THE STATE OF MARYLAND	SEE REVERSE FOR CERTAIN DEFINITIONS, TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 70931T 301

THIS CERTIFIES THAT

[XXX]

IS THE OWNER OF *** [xxxxxxx] ***

FULLY PAID AND NONASSESSABLE SHARES OF 8.125% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, $0.01 PAR VALUE PER SHARE, IN

PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), transferable only on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and the Bylaws of the Trust and any amendments thereto, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the Trust has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed this    day of            , 2017.

Chief Administrative and Legal Officer and Secretary	President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED: Computershare Shareowner Services LLC TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

IMPORTANT NOTICE

The Trust will furnish to any shareholder of the Trust upon request and without charge a full statement of the information required by section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust is authorized to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust’s Declaration of Trust, a copy of which will be sent without charge to each shareholder who so requests.  Such request must be made to the Secretary of the Trust at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8% by vote or value, whichever is more restrictive, of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8% by vote or value, whichever is more restrictive, of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being Beneficially Owned by fewer than 100 Persons under Section 856(a)(5) of the Code on or after January 29, 2010.  If the restrictions on transfer or ownership described in (i), (ii) or (iii) above are violated, the Equity Shares represented hereby will be regarded as having been transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events (including a transfer that would violate the restriction described in (iv) above), attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT Custodian
(Minor) (Cust)
TEN ENT—	as tenants by the entireties
Under Uniform Gifts to Minors

JT TEN—	as joint tenants with the right of survivorship and	Act
	not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                      hereby sell, assign and

transfer unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                        8.125% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                    Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.